Exhibit 10.5

DATED  20th May 2016

MITSUBISHI ESTATE LONDON LIMITED

and

CRA INTERNATIONAL (UK) LIMITED

and

CRA INTERNATIONAL, INC.

LICENCE TO CARRY OUT WORKS

relating to Fourth Floor, 8 Finsbury Circus, London EC2

125 London Wall

London  EC2Y 5AL

Tel:  +44(0)20 7524 6000

i

LICENCE TO CARRY OUT WORKS

DATE  20TH MAY 2016

PARTIES

(1)                       MITSUBISHI ESTATE LONDON LIMITED (incorporated and registered in England and Wales under company registration number 2435659), the registered office of which is at 125 London Wall, London EC2Y 5AL (the “Landlord”);

(2)                       CRA INTERNATIONAL (UK) LIMITED (incorporated and registered in England and Wales under company registration number 04007726), the registered office of which is at 99 Bishopsgate, London EC2M 3XD (the “Tenant”); and

(3)                       CRA INTERNATIONAL, INC. (incorporated and registered in Massachusetts, United States of America under company registration number 042372210), the registered office of which is at 200 Clarendon Street T-10 Boston MA 02116  and whose address for service in England and Wales is at 99 Bishopsgate London EC2M 3XD (the “Guarantor”).

RECITALS

(A)                     The Landlord is entitled to the reversion immediately expectant on the Term and the Landlord’s reversionary interest is registered with title number NGL66474.

(B)                     The unexpired residue of the Term is vested in the Tenant.

(C)                     The Lease contains a covenant binding on the Tenant not to make certain alterations to the Premises without the written consent of the Landlord and the Tenant wishes to make such alterations. The Tenant also wishes to make alterations to the Licensed Areas.

(D)                     This licence is supplemental and collateral to the Lease.

IT IS AGREED AS FOLLOWS:

1.                            DEFINITIONS

The following definitions apply in this licence:

“Building”

has the meaning ascribed to it in the Lease;

“Business Day”

means a day other than Saturday, Sunday or a day on which banks are authorised to close in London for general banking business;

“CDM Regulations”

means the Construction (Design and Management) Regulations 2015;

“Landlord”

means the first party to this licence and its successors in title and persons entitled to the reversion immediately expectant on the termination of the Lease;

“Lease”

means a lease of the Premises made between (1) Mitsubishi Estate London Limited, (2) CRA International (UK) Limited and (3) CRA International, Inc. and dated 20th May 2016 and any document supplemental to or varying such lease whether entered into before or after the date of this licence and including this licence;

“Licensed Areas”

means those areas of the Building external to the Premises on which certain of the Works are to be carried out;

“Premises”

means Fourth Floor, 8 Finsbury Circus, London EC2, as more particularly described in the Lease;

“Tenant”

means the second party to this licence and its successors in title;

“Tenant Guide”

means the tenant fit out guide attached at the Appendix;

“Term”

means the term of years granted by the Lease and the period of any statutory continuation of the tenancy granted by the Lease;

“Works”

means the Tenant’s fitting out works being works within and external to the Premises and as more particularly described in the plans and specifications and drawings referred to in Schedule 1 and annexed to this licence.

2.                            INTERPRETATION

2.1                                        Unless otherwise expressly stated, the rules of interpretation set out in this clause 2 apply in this licence.

2.2                                        The contents page, headings and sub-headings in this licence are for ease of reference only and do not affect the meaning of this licence.

2.3                                        Any words following the terms “include” and “including” or any similar expression shall be interpreted as illustrative and shall not limit the sense of the words preceding those terms.

2.4                                        General words do not have a restrictive meaning because they are preceded or followed by specific words indicating a particular type class or category.

2.5                                        Obligations owed by or to more than one person are owed by or to them jointly and severally.

2.6                                        A reference to legislation is a reference to all legislation having effect in the United Kingdom from time to time, including:

2.6.1                                                 directives, decisions and regulations of the Council or Commission of the European Union;

2.6.2                                                 Acts of Parliament;

2.6.3                                                 orders, regulations, consents, licences, notices and bye-laws made or granted:

(a)                       under any Act of Parliament; or

(b)                       under any directive, decision or regulation of the Council or Commission of the European Union; or

(c)                        by a local authority or by a court of competent jurisdiction; and

2.6.4                                                 any mandatory codes of practice issued by a statutory body.

2.7                                        A reference to particular legislation is a reference to that legislation as amended, modified, consolidated, re-enacted or replaced from time to time and to all subordinate legislation made under it from time to time.

2.8                                        A reference to a person includes an individual, firm, partnership, company, association, organisation or trust (in each case whether or not having a separate legal personality).

2.9                                        A reference to a company includes any company, corporation or any other body corporate (wherever incorporated).

2.10                                 References to one gender include all genders and words in the singular include the plural and vice versa.

2.11                                 A reference to a clause, paragraph or schedule is to a clause or paragraph of or schedule to this licence and a reference to this licence includes its schedules and appendices.

2.12                                 A requirement that a notice or other communication to be given or made under or in connection with this licence must be signed by the person giving or making it will be deemed to be satisfied if the notice or other communication is signed on behalf of the person giving it.

3.                            CONSENT TO CARRY OUT THE WORKS

3.1                                        The Landlord consents to the Tenant carrying out the Works on the terms of this licence.

3.2                                        The covenants on the part of the Tenant and the Guarantor in this licence are entered into by them in consideration of the Landlord giving its consent to the Works.

3.3                                        If the Works are not started within three months of the date of this licence, the consent given in clause 3.1 will lapse and become void but without prejudice to the other provisions of this licence.

4.                            THE WORKS

4.1                                        Obligations before the start of the Works

Before starting the Works, the Tenant shall:

4.1.1                                                 apply for, obtain and send the Landlord a copy of all necessary consents of any other person or competent authority in relation to the Works;

4.1.2                                                 obtain the Landlord’s written approval of all such consents (such approval not to be unreasonably withheld);

4.1.3                                                 pay any community infrastructure levy, serve a notice assuming liability for that levy in requisite form which shall not be withdrawn, provide a copy of the notice to the Landlord and indemnify the Landlord against all expenses and liabilities arising out of that levy in respect of the Works and any failure to comply with this clause; and

4.1.4                                                 give the Landlord at least 10 Business Days’ written notice of the date it intends to start the Works.

4.2                                        Obligations during the carrying out of the Works

4.2.1                                                 The Tenant shall carry out and complete the Works:

(a)                       expeditiously, and in any event shall complete them within six months of the date of this licence;

(b)                       in a good and workmanlike manner, with new and good quality materials fit for the purpose for which they are required and so as to be free from defects;

(c)                        in accordance in all respects with all relevant legislation and the terms of all consents;

(d)                       without using or permitting the use of any material or substance which, at the time of use, does not conform with all relevant British and European standards and codes of practice or which is generally known to the United Kingdom building industry at the time of use to be deleterious to health and safety or to the durability of the Works in the particular circumstances in which it is used;

(e)                        in compliance with the Tenant Guide and the requirements set out in the documents setting out the Works in Schedule 1 and in accordance with the requirements of the Landlord’s professional advisers (if required by the Landlord) and of the insurers of the Premises and the Licensed Areas;

(f)                         to the reasonable satisfaction of the Landlord and to the satisfaction of the insurers of the Premises and the Licensed Areas, any competent authority and any other person whose consent to or approval of the Works is required;

(g)                        in a manner so as to cause as little inconvenience and annoyance as reasonably possible to the Landlord, any superior landlord and the owners and occupiers of adjoining or neighbouring property;

(h)                       so as not to result in the Premises, the Licensed Areas or the building of which they form part, or any adjoining or neighbouring property, becoming unsafe; and

(i)                           at its sole risk.

4.2.2                                                 The Tenant shall:

(a)                       effect and/or procure that any person carrying out the Works effects such insurance in respect of them as is reasonably appropriate in the circumstances;

(b)                       pay any charge or levy lawfully imposed by any person or any competent authority in respect of the Works;

(c)                        permit the Landlord, and all others authorised by it, to inspect the Works both while they are being carried out and on their completion but subject to the access provisions in the Lease and if reasonably required by the Tenant accompanied by a member of the Tenant’s staff (provided that such rights may only be exercised when in compliance with any health and safety or other legal requirements in relation to the Works);

(d)                       make good to the Landlord’s reasonable satisfaction any damage arising out of, or incidental to, the carrying out or completion of the Works;

(e)                        notify the Landlord of the date of completion of the Works; and

(f)                         provide the Landlord on demand with copies of all notices, correspondence, certificates and documentation whatsoever relating to the Works and with such other evidence as the Landlord may reasonably require to satisfy itself that the terms of this licence are being or have been complied with.

4.3                                        The Construction (Design and Management) Regulations 2015

4.3.1                                                 The Tenant agrees with the Landlord for the purposes of the CDM Regulations to be treated as the only client in relation to the Works.

4.3.2                                                 The Tenant acknowledges that the Landlord has not modified the design for the Works or arranged or instructed anyone else to do so.

4.3.3                                                 The Tenant shall:

(a)                       comply in all respects with the CDM Regulations and procure that any person (other than the Landlord) who otherwise has any duty under the CDM Regulations in relation to the Works complies with the CDM Regulations;

(b)                       pay the Landlord on demand its reasonable costs and expenses (and any value added tax in relation to them) for providing any information or documents which the Landlord may supply to any person in connection with the Works; and

(c)                        promptly after completion of the Works provide the Landlord with copies of the health and safety file for the Works prepared in accordance with the CDM Regulations, allow the Landlord to inspect the original file and hand the original file to the Landlord at the expiry or sooner determination of the Term (or where no health and safety file is required for the Works, to supply the Landlord with copies of such plans and drawings of the finished Works as the Landlord may require).

4.4                                        Obligations following completion of the Works

4.4.1                                                 On completion of the Works, the Tenant’s obligations in the Lease shall apply to the Premises in their then altered state.

4.4.2                                                 The Tenant shall keep the Works within the Licensed Areas in good and substantial repair and condition and properly serviced and maintained.

4.4.3                                                 Unless and to the extent the Landlord otherwise directs, the Tenant shall, during the six months immediately before the expiry or sooner determination of the Term, remove the Works and reinstate the Premises and the Licensed Areas to their layout and condition before the carrying out of the Works (without prejudice to the Tenant’s other obligations under the Lease) and shall make good all consequential damage to the reasonable satisfaction of the Landlord.

4.4.4                                                 Unless the Landlord otherwise directs, the Tenant shall, before the expiry or sooner determination of the Term, carry out any works stipulated to be carried out by a date after such expiry or sooner determination as a condition of any planning or other permission granted in respect of the Works.

4.4.5                                                 The provisions of clauses 4.1, 4.2 and 4.3 shall apply to any works to be carried out under clause 4.4 as they apply to the Works. If and to the extent that the Landlord may be a client for the purposes of the CDM Regulations in relation to the works required pursuant to clause 4.4.2 or clause 4.4.4, the Tenant shall not start such works until it has agreed in writing with the Landlord for the purposes of the CDM Regulations to be treated as the only client in relation to those works.

4.5                                        General

4.5.1                                                 The Tenant is under no obligation to the Landlord to carry out the Works but if the Tenant does carry out the Works then the provisions of this clause 4 of this licence shall govern the carrying out of the Works.

4.5.2                                                 The Works and any obligation to remove the Works and to reinstate and carry out any further works which may be required by clause 4.4.4 will be disregarded for the purposes of any review of rent under the Lease.

4.5.3                                                 If the Tenant at any time fails to comply with its obligations to complete the Works in this licence:

(a)                       the Landlord may (but without prejudice to any other rights of the Landlord) enter the Premises (on no less than 48 hours’ prior written notice, except in case of emergency) during or after the Term to complete any works (in whole or part) permitted or required by this licence at the reasonable expense of the Tenant; and

(b)                       the Tenant shall pay to the Landlord all fees, costs and expenses reasonably incurred by the Landlord, which, if not paid, shall be recoverable by the Landlord as a debt.

4.5.4                                                 The Landlord shall not be under any obligation to insure the Works while they are being carried out or after they are completed.

4.5.5                                                 The Tenant shall pay the Landlord on demand any increase in the insurance premium for the Premises, the Licensed Areas or the Building of which they form part or any adjoining or neighbouring property of the Landlord which is attributable to the carrying out or completion of any works permitted or required by this licence.

4.5.6                                                 The Tenant shall carry out all works permitted or required by this licence subject to all rights of the owners and occupiers of the Building and of all adjoining or neighbouring properties.

4.5.7                                                 The Tenant acknowledges that no partnership or agency relationship exists between the Landlord and the Tenant in relation to the Works or is created by or in consequence of the design or carrying out of the Works or this licence or otherwise.

4.5.8                                                 The Landlord shall have no liability whatsoever in respect of the design, carrying out or existence of the Works and no representation or warranty is given by the Landlord as to their quality, suitability or fitness for purpose.

4.6                                        Tenant’s indemnity

The Tenant shall indemnify the Landlord against all actions, losses, liabilities, costs, damages and expenses resulting (either directly or indirectly) from any claim by a third party against the Landlord arising  from the state and condition of the Premises and the Licensed Areas during and after the carrying out of any works permitted or required by this licence, or from the carrying out of any works permitted or required by this licence, or from any breach of or non-compliance with any of the terms of this licence provided that the Landlord shall notify the Tenant of any such claim as soon as reasonably practicable, shall use reasonable endeavours to mitigate such claim.

5.                            TENANT’S GUARANTOR

Without prejudice to section 18 of the Landlord and Tenant (Covenants) Act 1995, the Tenant’s Guarantor consents to the provisions of this licence, and agrees that its obligations contained in the Lease continue in full force and effect, and extend and apply to the obligations of the Tenant contained in this licence and as varied or extended by this licence.

6.                            GOVERNING LAW AND JURISDICTION

6.1                                        This licence and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales.

6.2                                        The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to determine any dispute or claim that arises out of or in connection with this licence or its subject matter or formation (including non-contractual disputes or claims).

7.                            GENERAL

7.1                                        This licence is supplemental to the Lease and is a deed.

7.2                                        Neither this licence nor the carrying out of the Works will release or lessen the liability under the Lease of the Tenant or any other person, whether before or after the date of this licence.

7.3                                        Any breach of the terms of this licence will give rise to a right of re-entry under the Lease.

7.4                                        Unless expressly stated nothing in this licence will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

This document has been executed as a deed and is delivered on the date stated at the beginning of it.

Schedule 1

The plans, drawings and specifications showing the Works

Executed as a deed by MITSUBISHI ESTATE
LONDON LIMITED acting by a director and its	/s/ Yuichiro Shioda
secretary/two directors:	Director

/s/ Yuko Koibuchi
Secretary

Executed as a deed by CRA INTERNATIONAL
(UK) LIMITED acting by a director in the
presence of:	/s/ Chad M. Holmes

Director

Signature of witness	/s/ Janet Just
Name (in BLOCK CAPITALS)	JANET JUST
Address	One South Wacker Drive, 34th Floor
Chicago, IL 60606

Signed as a deed on behalf of CRA
INTERNATIONAL, INC. a company
incorporated in Massachusetts, United
States of America by	/s/ Chad M. Holmes

being a person who, in accordance with the	Authorised Signatory
laws of the territory, is acting under the
authority of the company